Deloitte Touche Tohmatsu

Exhibit 23c

INDEPENDENT AUDITORS' CONSENT

PacifiCorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-91411 and 333-09115 on Form S-3 of our report dated April 19, 2000, (relating to the Year Ended December 31 1999 Consolidated Financial Statements of PacifiCorp Australia Limited Liability Company, not presented separately herein) appearing in the Annual Report on Form 10-K of PacifiCorp and subsidiaries for the year ended March 31, 2001.

DELOITTE TOUCHE TOHMATSU

May 21, 2001